SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ING CLARION REAL ESTATE INCOME FUND

             (Exact Name of Registrant as Specified in its Charter)

              Delaware                                     65-6418389
       (State of Incorporation                          (I.R.S. Employer
          or Organization)                             Identification no.)


     259 North Radnor-Chester Road                             19087
               Suite 205                                    (Zip Code)
          Radnor, Pennsylvania
(Address of Principal Executive Offices)

If this form relates to the registration of a     If this form relates to the registration of a
class of securities pursuant to Section 12(b)     class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursuant     of the Exchange Act and is effective pursuant
to General Instruction A.(c), please check the    to General Instruction A.(d), please check the
following box. /X/                                following box. /_/
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z
 Securities Act registration statement file number to which this form relates:
                                   333-107158

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                          Name of Each Exchange on Which
to be so Registered                          Each Class is to be Registered
-------------------                          ------------------------------

Common Shares of Beneficial Interest         American Stock Exchange



        Securities to be registered pursuant to Section 12(g) of the Act:

                                                                 None


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

1. Item Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-107158 and 811-21404) as filed electronically with the Securities and Exchange Commission (the "Commission") on July 18, 2003 (Accession No. 0000950172-03-002332) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as
filed with the Commission on August 27, 2003 (Accession No. 0000950153-03-001687) and Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on September 24, 2003 (Accession No. 0000950153-03-001864), which are incorporated by reference.

Item 2.  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                            ING CLARION REAL ESTATE INCOME FUND



                                            By: /s/ T. Ritson Ferguson
                                               --------------------------------
                                            Name: T. Ritson Ferguson
                                            Title: Trustee, President and CEO
                                                   (Principal Executive Officer)



Date: September 24, 2003